Exhibit 10.1

Form of Enhanced Severance Agreement

[OSG Letterhead]

Overseas Shipholding Group, Inc. (the “Company”) has agreed to provide you, the undersigned employee, enhanced severance pursuant to the Overseas Shipholding Group, Inc. Severance Plan effective April 1, 2013 (the “Plan). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

The parties to this letter agreement hereby agree that, notwithstanding anything in the Plan to the contrary:

1.	In the event that you are entitled to a Severance Benefit under the Plan, you will be deemed to have twenty-six (26) Years of Continuous Service for the purpose of calculating your Severance Benefit and your actual Years of Continuous Service shall be disregarded for the purpose of calculating your Severance Benefit.

2.	Except as provided in Section 1 herein, the terms and conditions of any severance payments or benefits provided to you pursuant to the Plan shall be governed by the terms and conditions of the Plan.

3.	Nothing herein shall be construed to constitute a guarantee, contract or agreement of employment for any particular period of time and that your employment remains at-will, which means that either you or the Company (or its successor) may terminate the employment relationship at any time, for any reason, without notice, warning or cause.

4.	This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and, except as otherwise provided herein, contains the entire agreement of the parties relating to the subject matter hereof.

5.	This letter agreement may not be altered, modified, amended or terminated except by a written instrument signed by you and the Company

Sincerely,

Overseas Shipholding Group, Inc.

By:    Ian T. Blackley

Title: President and Chief Executive Officer

ACCEPTED and AGREED:

Print Name Above	Signature	Date